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                                                                    EXHIBIT 3.2

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                                   BYLAWS OF

                           HFC REVOLVING CORPORATION

                           (as approved May 5, 1994)

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                                   ARTICLE I.

                        DEFINITIONS, PLACES OF MEETINGS.


         SECTION 1. Definitions. When used herein, "Board" shall mean the Board of Directors of this Corporation, and "Chairman" shall mean Chairman of the Board of Directors.

         SECTION 2.  Places of Meetings of Stockholders and Directors.
Meetings of stockholders and of the Board shall be held at such place, within or outside the State of Delaware, as specified by the person or persons calling the meeting.


                                  ARTICLE II.

                             STOCKHOLDERS MEETINGS.


         SECTION 1. Annual Meetings of Stockholders. The annual meeting of stockholders shall be held on the third Wednesday in September at 9:30 a.m. unless the Board shall fix a different date or time.

         SECTION 2.  Special Meetings.

         CALL. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President, or one or more members of the Board of Directors.

         REQUISITES OF CALL. A call for a special meeting of stockholders shall be in writing, filed with the Secretary, and shall specify the time and place of holding such meeting and the purpose or purposes for which it is called.





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         SECTION 3.  Notice of Meetings.  Written notice of a meeting of stockholders setting forth the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting.

         SECTION 4. Quorum. At any meeting of stockholders, and except as otherwise required by law, the Certificate of Incorporation, or the bylaws, the holders of one-third of all the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business, and a majority vote of such quorum shall prevail, except with respect to the election of directors in which case a plurality of the votes of such quorum shall prevail. Where a separate vote by class or classes is required, and except as otherwise provided by law, the Certificate of Incorporation, or the bylaws, one-third of the outstanding shares of such class or classes, present in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, and a majority vote of such quorum shall prevail, except with respect to the election of directors in which case a plurality of the votes of such quorum shall prevail.

         If the stockholders necessary for a quorum shall fail to be present in person or by proxy at the time and place fixed for any meeting, the holders of a majority of the shares entitled to vote who are present in person or by proxy may adjourn the meeting from time to time, until a quorum is present, and at any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

         SECTION 5. Proxies. At each meeting of stockholders the proxies shall be delivered to the Secretary and, unless otherwise required by law, all questions touching the validity or sufficiency of the proxies shall be decided by the Secretary.

         SECTION 6. List of Stockholders. The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and





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place of the meeting during the whole time thereof and may be inspected by any stockholder present.


                                  ARTICLE III.

                              BOARD OF DIRECTORS.


         SECTION 1. General Powers. The business and affairs of this Corporation shall be managed under the direction of the Board.

         NUMBER. The number of directors shall be fixed from time to time by resolution of the Board.

         TENURE. The directors shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         VACANCIES. Unless otherwise provided by law, the Certificate of Incorporation or the bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum.

         Unless otherwise provided by law or the Certificate of Incorporation, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, or if there is no remaining director elected by such class or classes or series thereof, then by a majority of the remaining directors of the entire Board.

         SECTION 2. Annual Meetings of Board. The annual meeting of the Board shall be held following the annual meeting of stockholders, or as soon thereafter as practicable, and shall be a meeting of the directors elected at such meeting of stockholders. No notice shall be required.

         SECTION 3. Regular Meetings of Board. Regular meetings of the Board shall be held at such times and places as the Board may fix. No notice shall be required.

         SECTION 4. Special Meetings of the Board. Special meetings of the Board shall be held whenever called by the Chairman, the President, or any one or more directors. At least twenty-four





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hours' written or oral notice of each special meeting shall be given to each director. If mailed, notice must be deposited in the United States mail at least seventy-two hours before the meeting.

         SECTION 5. Quorum. Forty percent of the members of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there is less than a quorum the majority of those present may adjourn the meeting from time to time until a quorum is present. At any such adjourned meeting, a quorum being present, any business may be transacted which might have been transacted at the original meeting.

         Except as otherwise provided by law, the Certificate of Incorporation, or the bylaws, all actions of the Board shall be decided by vote of a majority of those present.

         SECTION 6. Committees. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees of directors which to the extent provided in the resolution shall have and may execute powers and authority of the Board in the management of the business and affairs of the Corporation. A majority of the members of any such committee shall constitute a quorum for the transaction of business by such committee, and except as otherwise provided by law, the Certificate of Incorporation, or the bylaws, all actions of such committee shall be decided by vote of a majority of those present.

         SECTION 7. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting (including the annual meeting of the Board) if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                  ARTICLE IV.

                                   OFFICERS.


         SECTION 1. Officers. The General Officers of the Corporation shall be a President, such number of Vice Presidents as may be determined by the Board, a Secretary and a Treasurer. The President shall be a director.

         The Board or the President may from time to time designate, employ, or appoint such other officers and assistant officers, agents, employees, counsel, and attorneys at law or in fact as it





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shall deem desirable for such periods and on such terms as it may deem advisable, and such persons shall have such titles, only such power and authority, and perform such duties as the Board or the President may determine.

         SECTION 2. Duties of President. The President shall be the principal executive officer and shall have general authority over the business and affairs of the Corporation subject to the control and direction of the Board and, in general, perform all other duties incident to the office of President and shall perform such other duties as may be prescribed by the Board or the bylaws. In the absence or inability of the Chairman of the Board to act, the President shall also perform the duties of the Chairman at Board meetings.

         SECTION 3. Duties of Vice Presidents. In the absence or inability to act of the President, the senior of the Vice Presidents available at the time shall perform the duties of the President. Each Vice President shall have such other powers and perform such other duties as may be prescribed by the President or the Board. The order of seniority among the Vice Presidents shall be as designated from time to time in writing by the President of the Corporation and filed with the Secretary.

         SECTION 4. Duties of Secretary. The Secretary shall record the proceedings of meetings of the stockholders and directors, give notices of meetings, and shall, in general, perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board.

         SECTION 5. Duties of Treasurer. The Treasurer shall be the principal financial officer and shall have custody of all funds, securities, evidences of indebtedness, and other similar property of the Corporation, and shall, in general, perform all duties incident to the office of Treasurer and such other duties as may be prescribed by the Board.


                                   ARTICLE V.

                           MISCELLANEOUS PROVISIONS.


         SECTION 1. Waiver of Notice. Whenever notice is required to be given, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting,





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at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 2. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action; except that the establishment of a record date for determination of stockholders entitled to express consent to corporate action in writing without a meeting shall be established pursuant to Article VI of the bylaws.

         SECTION 3. Amendment of Bylaws. The bylaws may be amended at any time by action of the Board.


                                  ARTICLE VI.

                         CONSENTS TO CORPORATE ACTION.


         SECTION 1. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation, subject to the provisions of Sections (2) and (3) of this Article VI, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         SECTION 2. Determination of Record Date for Action by Written Consent. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors of the Corporation. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall, as promptly as practicable, call a special meeting of the





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Board of Directors to be held as promptly as practicable.  At such meeting, the
Board of Directors shall fix a record date; that record date, however, shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board nor more than 15 days from the date of the receipt of the stockholder's request. Notice of the record date shall be published in accordance with the rules and policies of any stock exchange on which securities of the Corporation are then listed, if applicable. Should the Board fail to fix a record date as provided for in this Section 2, then the record date shall be the day on which the first written consent is duly delivered pursuant to applicable state law, or, if prior action is required by the Board with respect to such matter, the record date shall be at the close of business on the day on which the Board adopts the resolution taking such action.

         SECTION 3. Procedures for Written Consent. In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations. The Corporation shall promptly engage one or more inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.





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